EXHIBIT 5.1

VEDDER PRICE                                   VEDDER, PRICE, KAUFMAN & KAMMHOLZ

                                               222 NORTH LASALLE STREET

                                               CHICAGO, ILLINOIS 60601-1003

                                               312-609-7500

                                               FACSIMILE: 312-609-5005

                                       A PARTNERSHIP INCLUDING VEDDER,
                                               PRICE, KAUFMAN & KAMMHOLZ, P.C.

                                       WITH OFFICES IN CHICAGO AND NEW YORK CITY

                                         June 10, 2002
Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois  60045

         Re:      Registration Statement on Form S-3

Gentlemen:

         We are acting as special counsel to Wintrust Financial Corporation, an Illinois corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company on June 10, 2002 with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 (the "Act"), for the purposes of registering under the Act an additional 212,750 shares of the Company's common stock, without par value (the "Common Stock"), including up to an additional 27,750 shares subject to the Underwriters' over-allotment option.

         In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Articles of Incorporation and the By-Laws of the Company, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

         Based on the foregoing, we are of the opinion that the 212,750 shares of Common Stock that may be offered and sold pursuant to and in accordance with the Registration Statement (including the additional 27,750 shares subject to the over-allotment option) have been duly authorized and if and when so sold will be validly issued by the Company and will be fully paid and nonassessable shares of Common Stock.

         The opinion expressed herein is limited to the Federal securities laws and the laws of the State of Illinois currently in effect.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein.

                                          Very truly yours,

                                          /s/  Vedder, Price, Kaufman & Kammholz